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                                                                     EXHIBIT 5.1

[AKIN GUMP STRAUSS HAUER & FELD LOGO]

                                               1111 Louisiana Street, 44th Floor
                                               Houston, Texas 77002
                                               Fax: 713/236-0822
                                               www.akingump.com

                                October 27, 2004

The Houston Exploration Company
1100 Louisiana, Suite 2000
Houston, Texas 77002-5215

Ladies and Gentlemen:

      We have acted as counsel to The Houston Exploration Company, a Delaware corporation (the "COMPANY"), in connection with the registration, pursuant to a registration statement on Form S-3, as amended (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "ACT"), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the "PROSPECTUS"), and one or more supplements to the Prospectus (each, a "PROSPECTUS SUPPLEMENT"), (i) by the Company of up to $750,000,000 aggregate initial offering price of securities (the "SECURITIES") consisting of (a) shares of the Company's common stock, par value $0.01 per share (the "COMMON STOCK"), together with the rights (the "RIGHTS") to purchase Series A Junior Participating Preferred Stock issued pursuant to the Rights Agreement referred to below attributable thereto, (b) shares of the Company's preferred stock, par value $0.01 per share (the "PREFERRED STOCK"), (c) unsecured debt securities, in one or more series, consisting of either senior debt securities or subordinated debt securities (the "DEBT SECURITIES") or (d) depositary shares representing fractional shares of Preferred Stock (the "DEPOSITARY SHARES"), or any combination of the foregoing, and (ii) by the selling securityholder listed in the Registration Statement (the "SELLING STOCKHOLDER"), of 6,580,392 shares (the "SELLING STOCKHOLDER SHARES") of Common Stock together with the Rights attributable thereto, each on the terms to be determined at the time of each offering.

      We have examined originals or certified copies of (i) a form of the Indenture for senior Debt Securities filed as Exhibit 4.1 to the Registration Statement to be entered into by the Company and a trustee to be named therein,
(ii) a form of the Indenture for subordinated Debt Securities filed as Exhibit
4.2 to the Registration Statement to be entered into by the Company and a trustee to be named therein (the indentures in (i) and (ii) above are each referred to herein as an "INDENTURE"), (iii) the Rights Agreement, dated as of August 12, 2004 (the "RIGHTS AGREEMENT"), between the Company and The Bank of New York, and (iv) such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

      Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

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The Houston Exploration Company
October 27, 2004
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      1. With respect to Securities constituting Common Stock, when (i) the
Company has taken all necessary action to authorize and approve the issuance of such Common Stock, the terms of offering thereof and related matters and (ii) such Common Stock has been issued and delivered, with certificates representing such Common Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations therefor having been made in the share register of the Company, in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement or, if such Common Stock is issuable upon exchange or conversion of Securities constituting Debt Securities or Preferred Stock, the applicable Indenture or certificate of designations therefor, against payment (or delivery) of the consideration therefor provided for therein and the Rights attributable thereto have been issued in accordance with the terms of the Rights Agreement, such Common Stock (including any Common Stock duly issued upon exchange or conversion of any Securities constituting Debt Securities or Preferred Stock that is exchangeable for or convertible into Common Stock) will have been duly authorized and validly issued and will be fully paid and non-assessable and such Rights will have been duly issued.

      2. With respect to Securities constituting Preferred Stock, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Preferred Stock, the terms of offering thereof and related matters, (ii) the Board of Directors of the Company or duly authorized committee thereof (the "BOARD") has taken all necessary corporate action to designate and establish the terms of such Preferred Stock and has caused a certificate of designations respecting such Preferred Stock to be prepared and filed with the Secretary of State of the State of Delaware, and (iii) such Preferred Stock has been issued and delivered, with certificates representing such Preferred Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations therefor having been made in the share register of the Company, in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement or, if such Preferred Stock is issuable upon exchange or conversion of Securities constituting Debt Securities, the applicable Indenture therefor, against payment (or delivery) of the consideration therefor provided for therein, such Preferred Stock (including any Preferred Stock duly issued upon exchange or conversion of any Securities constituting Debt Securities that is exchangeable for or convertible into Preferred Stock) will have been duly authorized and validly issued and will be fully paid and non-assessable.

      3. With respect to Securities constituting Debt Securities, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters,
(ii) the applicable Indenture in substantially the form filed as an exhibit to the Registration Statement and any supplemental indenture thereto relating to such Debt Securities have been duly authorized, executed and delivered by the parties thereto with the Indenture or such supplemental indenture having been completed to include the terms of such Debt Securities, (iii) the related trustee under the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable resolution of the Board or supplemental indenture relating to such Debt Securities and the applicable definitive purchase, underwriting or similar agreement or, if such Debt Securities are issuable upon exchange or conversion of Securities constituting Preferred Stock, the certificate of designations therefor, against payment (or delivery) of the consideration therefor provided for therein, such Debt Securities (including any Debt Securities duly issued upon exchange or conversion of Securities constituting any Preferred Stock that is exchangeable for or convertible into Debt Securities) will have been duly authorized by all necessary corporate action on the part of the Company and will be valid and binding obligations of the Company and will be entitled to the benefits of the applicable Indenture.

      4. With respect to Securities constituting Depositary Shares, when (i) the Company has taken all necessary action to approve the issuance of such Depositary Shares, the terms of the offering thereof and related matters, (ii) the action with respect to the Preferred Stock underlying such Depositary Shares referred to in paragraph 2 above has been taken and such Preferred Stock has been duly deposited with the Depositary under the applicable Depositary Agreement, and (iii) such Depository Shares have been issued and delivered, with Depositary Receipts representing such Depositary Shares having been duly executed, countersigned, registered and delivered, in accordance with the terms of the applicable Depositary Agreement and the applicable definitive purchase,

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The Houston Exploration Company
October 27, 2004
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underwriting or similar agreement against payment (or delivery) of the consideration therefor provided for therein, such Depositary Shares will have been duly authorized and validly issued.

      5. With respect to the Selling Stockholder Shares, when sold and delivered as described in the Registration Statement, the Selling Stockholder Shares will have been duly authorized and validly issued and will be fully paid and non-assessable and the Rights attributable thereto will have been duly issued.

      The opinions and other matters in this letter are qualified in their entirety and subject to the following:

            A. With respect to the opinions in paragraphs 1 through 4 above, we have assumed that, in the case of each offering and sale of Securities, (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and, if such Securities constitute Debt Securities, the applicable Indenture will have been qualified under the TIA and such effectiveness or qualification shall not have been terminated or rescinded;
                  (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing such Securities; (iii) such Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) unless such Securities constitute Common Stock or Debt Securities issuable upon exchange or conversion of Securities constituting Preferred Stock or Common Stock or Preferred Stock issuable upon exchange or conversion of Securities constituting Debt Securities, a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Securities will have been duly authorized, executed and delivered by the Company and the other parties thereto; (v) at the time of the issuance of such Securities, (a) the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation and (b) the Company will have the necessary corporate power and due authorization; (vi) the terms of such Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the certificate of incorporation and bylaws of the Company and any applicable law or any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and, if such Securities constitute Debt Securities, in conformity with the applicable Indenture and the applicable resolution of the Board or supplemental indenture relating to such Debt Securities; (vii) if such Securities constitute Common Stock, Preferred Stock or Depositary Shares in respect of underlying Preferred Stock, (a) sufficient shares of Common Stock or Preferred Stock, as applicable, will be authorized for issuance under the certificate of incorporation of the Company that have not otherwise been issued or reserved for issuance and (b) the consideration for the issuance and sale of such Common Stock, Preferred Stock or Depositary Shares established by the Board and provided for in the applicable definitive purchase, underwriting or similar agreement (or, if such Common Stock is issuable upon exchange or conversion of Securities constituting Preferred Stock, the certificate of designations therefor or, if Preferred Stock is issuable upon exchange or conversion of Securities constituting Debt Securities, the applicable Indenture therefor) will not be less than the par value of such Common Stock or Preferred Stock or the Preferred Stock underlying such Depositary Shares, as applicable; (viii) if (a) such Securities constitute Common Stock or Debt Securities issuable upon exchange or conversion of Securities constituting Preferred Stock, the action with respect to such Preferred Stock referred to in paragraph 2 above will have been taken or (b) such Securities constitute Common Stock or Preferred Stock issuable upon exchange or conversion of Securities constituting Debt Securities, the action with respect to such Debt Securities referred to in Paragraph 3 above will have been taken; (ix) if (a) such Securities constitute Preferred Stock that is exchangeable for or convertible into Securities constituting Common Stock or Debt Securities, the Company will have taken all necessary action to authorize and approve the issuance of such Common Stock or Debt Securities upon exchange or conversion of such Preferred Stock, the terms of such exchange or conversion

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The Houston Exploration Company
October 27, 2004
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                  and related matters and, in the case of Common Stock, to
                  reserve such Common Stock for issuance upon such exchange or conversion or (b) such Securities constitute Debt Securities that are exchangeable for or convertible into Securities constituting Common Stock or Preferred Stock, the Company will have taken all necessary action to authorize and approve the issuance of such Common Stock or Preferred Stock upon exchange or conversion of such Debt Securities (including, in the case of Preferred Stock, the preparation and filing of a certificate of designations respecting such Preferred Stock with the Secretary of State of the State of Delaware), the terms of such exchange or conversion and related matters and to reserve such Common Stock or Preferred Stock for issuance upon such exchange or conversion; (x) if such Securities constitute Depositary Shares, a depositary agreement (the "DEPOSITARY AGREEMENT" and, with the Indentures, each, an "INSTRUMENT") relating to such Depositary Shares and the related depositary receipts evidencing such Depositary Shares ("DEPOSITARY RECEIPTS") and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and a bank or trust company to be selected by the Company, as depositary (the "DEPOSITARY"); and (xi) if such Securities constitute Debt Securities or Depositary Shares, the applicable Instrument will constitute the legal, valid and binding obligation of each party thereto other than the Company, enforceable against such party in accordance with its terms.

            B. With respect to the Rights, we have assumed that (a) the Board, after fully informing itself with respect to the Rights Agreement and the Rights and after giving due consideration to all relevant matters, determined that the execution and delivery of the Rights Agreement and the issuance of the Rights thereunder would be in the best interests of the Company and its stockholders; and (b) the Rights Agreement has been duly authorized, executed and delivered by the parties thereto other than the Company and constitutes the legal, valid and binding obligation of each party thereto other than the Company, enforceable against such party in accordance with its terms. We note that the questions whether the Board of Directors of the Company might be required at some future time to redeem the Rights, or to determine that the Rights should only be exchangeable without cash payment, will depend upon the facts and circumstances existing at that time and, accordingly, are beyond the scope of this opinion.

            C. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("LAWS") of (i) the federal Laws of the United States, (ii) the General Corporation Law of the State of Delaware and (iii) the Laws of the State of New York.

            D. With respect to the opinions in paragraphs 1 through 4 above, the matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing, (iv) the power of the courts to award damages in lieu of equitable remedies, and (v) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

            E. This law firm is a registered limited liability partnership organized under the laws of the state of Texas.

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The Houston Exploration Company
October 27, 2004
Page 5

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ AKIN GUMP STRAUSS HAUER & FELD LLP

                                          Akin Gump Strauss Hauer & Feld LLP